UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2012 (January 16, 2012)

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 16, 2012, Venoco, Inc. (the “Company”) entered into an  Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Denver Parent Corporation, a Delaware corporation (“Parent”),  Denver Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Timothy M. Marquez (“TMM”).  Parent is owned by the Company’s Chairman and CEO, TMM, who, together with affiliated trusts and foundations, beneficially own approximately 50.3% of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

At the effective time of the Merger, each share of Common Stock (other than shares owned by the Company, TMM, Parent, Merger Sub and their respective affiliated entities and shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be converted into the right to receive $12.50 per share in cash, without interest and subject to any withholding taxes (the “Merger Consideration”), and Merger Sub will merge with and into the Company, with the Company surviving the merger as a subsidiary of Parent (the “Merger”).

A special committee consisting of independent members of the board of directors of the Company (the “Special Committee”), based in part on a fairness opinion issued to it by its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, determined that the Merger Agreement and the Merger were advisable, fair and in the best interest of the Company and its public stockholders, recommended that the Company’s Board of Directors approve the Merger and the Merger Agreement, and recommend that the Company’s stockholders vote for the adoption of the Merger Agreement and approval of the Merger. Based on such recommendation of the Special Committee, the Company’s Board of Directors approved the Merger and the Merger Agreement, with TMM abstaining.

Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholders meeting  that will be held on a date to be announced. The closing of the Merger is subject to a non-waivable condition that the Merger Agreement is approved by the affirmative vote of the holders of (i) at least a majority of all outstanding shares of Common Stock and (ii) at least a majority of all outstanding shares of Common Stock held by stockholders other than TMM, Parent, Merger Sub and their respective affiliated entities or by any director, officer or other employee of the Company or any of its subsidiaries.  Certain entities affiliated with TMM have committed to voting all shares of Common Stock owned by them at the time of the stockholders meeting in favor of the approval of the Merger Agreement (the “Voting Agreement”).  These affiliated entities have also agreed with Parent, subject to the terms and conditions of a letter, dated January 16, 2012, between Parent and such entities, to reinvest certain shares of Common Stock into Parent.  Parent’s obligation to close is also conditioned on its receipt of financing in an amount necessary for it to complete the Merger and there not having occurred a material adverse effect at the Company.

Each party’s obligation to consummate the Merger is also subject to certain other conditions, including the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain qualifiers, as applicable) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects.

The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that upon the termination of the Agreement under certain circumstances, the Company will be required to reimburse Parent, Merger Sub and their affiliates for their transaction expenses up to $10 million (with certain further limitations on such amount depending on the circumstance of termination).  In addition, under certain circumstances, TMM will be required to reimburse the Company for its transaction expenses, up to an amount of $4 million.

On January 16, 2012, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The foregoing description of the Merger Agreement and Voting Agreement and the copies of the Merger Agreement and Voting Agreement filed as Exhibit 2.1 and 2.2, respectively, to this Current Report on Form 8-K are intended to provide information regarding the terms of the Merger Agreement and Voting Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S.

Securities and Exchange Commission (the “SEC”).  In particular, the Merger Agreement, Voting Agreement and the related summary are not intended to be, and should not be relied upon as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates.  The Merger Agreement contains representations and warranties by the Company, Parent and Merger Sub, which were made only for purposes of that agreement and as of specified dates.  The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  In addition, information concerning the subject matter of the representations, warranties and covenants may change after he date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  Moreover, the description of the Merger Agreement, Voting Agreement above do not purport to describe all of the terms of such agreements, and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Additional Information and Where to Find It

In connection with the transaction, the Company will file a proxy statement with the SEC.  STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the proxy statement when available and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov, or by directing a request by mail to Venoco, Inc., 370 17th Street, Suite 3900, Denver, CO 80202-1370, or from the Company’s website at www.venocoinc.com.

The Company and certain of its directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders that will occur in connection with the transaction.  Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K previously filed with the SEC, and will be set forth in the proxy statement relating to the transaction when the proxy statement becomes available.  Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov, by directing a request to the Company at the address above, or at www.venocoinc.com.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 16, 2012, by and among Venoco, Inc., Denver Parent Corporation, Denver Merger Sub Corporation, and Timothy M. Marquez.

2.2	Voting Agreement, dated as of January 16, 2012, by and among the Marquez Trust, the Marquez Foundation and Venoco, Inc.

99.1	Press Release, dated January 16, 2012

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This document contains statements that are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations or beliefs about future events.  These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors.  These include uncertainties regarding whether an acquisition of Venoco will be consummated upon the terms contemplated by the merger agreement or at all, whether financing will be available on acceptable terms or at all, whether Venoco’s shareholders will approve the transaction and whether the other conditions to consummate the transaction will be satisfied. Further information and risks regarding factors that could affect our business, operations, financial results or financial positions are discussed from time to time in Venoco’s Securities and Exchange Commission filings and reports, including its annual report for Form 10-K for the year ended December 31, 2010.  The shareholders of Venoco and other readers are cautioned not to put undue reliance on any forward-looking statements.  Venoco undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2012

VENOCO, INC.

	By:	/s/ Timothy Ficker
Name: Timothy Ficker
Title: Chief Financial Officer